Exhibit 99.1

Excel Corporation Acquires U.S. Operations of Calpian, Inc.

IRVING, Texas, Dec. 01, 2015 (GLOBE NEWSWIRE) -- Excel Corporation (OTCQB:EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States, today announced that it has acquired substantially all of the U.S. assets and operations of Calpian, Inc. (OTC Pink Sheets:CLPI), a global payments processor. The purchase includes Calpian subsidiaries, Calpian Commerce Inc. and Calpian Residual Acquisitions LLP, as well as all of Calpian’s U.S. merchant residual portfolios, encompassing approximately 4,000 merchants. These assets were acquired by Excel’s newly created subsidiary, eVance Processing, Inc. (“eVance”).

"This transaction marks an important step in Excel's overall development and adds significant scale and depth to our merchant services capabilities," said T. A. “Kip” Hyde, Jr., President and CEO of Excel. "By joining the power of our national sales organization at Securus Payments with eVance’s wholesale gateway and direct processing capabilities, our customers can expect even greater value and customer service from their trusted merchant services partner. We are pleased to welcome Calpian’s operations team, their channel partners and valued customers to the Excel family."

The Company currently expects eVance to generate 2016 revenues and income from operations of over $13.0 million and $2.0 million respectively. eVance acquired the U.S. operations of Calpian in return for the assumption of $9.0 million in debt and the issuance of warrants to purchase 6.0 million shares of Excel common stock. The acquisition did not include any of Calpian’s India-based assets, including its Money-on-MobileTM business. eVance will operate from Calpian Commerce Inc.’s current location in Atlanta, Georgia.

Hyde added, “Over the next year, we expect to generate increased margins by combining the processing and technology capabilities of eVance’s wholesale operations with our retail sales engine at Securus, while also adding new ISO and other channel partners to the platform. This transaction is transformative for us as we continue to execute our growth plan for Excel.”

More detailed information, including transaction agreements will be provided in our Report on Form 8-K which is expected to be filed with the SEC on or about December 4, 2015.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides integrated financial and transaction processing services to small and medium size merchants throughout the United States. Through its wholly-owned subsidiary, Securus Payments, Excel is a single source provider for virtually all types of merchant payment processing, including the new Apple Pay mobile payment and digital wallet service from Apple Inc. Securus operates as a national retail Independent Sales Organization (“ISO”) and Member Service Provider ("MSP"), using its own direct sales and marketing teams and fully integrated customer relationship management systems to provide ongoing support to its merchant customers. Excel’s subsidiary, Excel Business Solutions sells merchant cash advance products under the Mom & Pop Merchant Solutions and Securus Cash & Capital brands. eVance Processing, Inc. provides an integrated suite of payment processing services and related software enabling products including credit and debit card processing, ACH, mobile acceptance and gateway payment solutions to merchants in the U.S. via three primary delivery channels: a direct sales force, ISOs and Agent Banks. With over 350 employees and independent sales representatives nationwide, Excel is one of the largest ISO/MSP and independent processors in the United States.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, statements regarding the expected revenue and income for operations to be generated by eVance in 2016.  For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Robert L. Winspear

Chief Financial Officer

972.476.1000

info@ExcelCorpUSA.com